UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row
Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 13, 2026, Erasca, Inc. (the “Company”) announced updated preliminary Phase 1 data for its potentially best-in-class, pan-RAS molecular glue ERAS-0015 in patients with RAS-mutant solid tumors. Updated preliminary data from the Company’s ongoing AURORAS-1 Phase 1 trial in the U.S. builds on the Company’s April 2026 announcement, with additional patients and longer follow-up.

Additional Results from AURORAS-1 Trial

Encouraging Monotherapy Responses Observed in Second Line or Greater (“2L+”) KRAS G12X Pancreatic Ductal Adenocarcinoma (“PDAC”)1

•	57% uORR8wk (N=7) at recommended dose for expansion (“RDE”) of 32 mg once daily (“QD”)[2]

•	Across doses, all patients with either confirmed or unconfirmed responses remained on treatment

•	At RDE of 32 mg QD, 6 of 7 enrolled patients remained on treatment; at RDE of 24 mg QD, 6 of 8 enrolled patients remained on treatment

With Additional Patients and Longer Follow-up, Monotherapy Safety Data Remained Consistent with Prior Disclosure and ERAS-0015 Continued to be Generally Well-Tolerated1

•	Frequency and severity of treatment-related adverse events (“TRAEs”) remained consistent with the Company’s April 2026 announcement

•	Mostly low-grade TRAEs, no dose-limiting toxicities (“DLTs”), low rate of dose interruptions or reductions due to TRAEs, and no discontinuations due to TRAEs

•	Median relative dose intensity was 100% at both 24 mg QD and 32 mg QD

Promising Combination Potential with Panitumumab in Metastatic Colorectal Cancer, including Clearance of First Dose Escalation Cohort3

•	No DLTs were observed for the combination in the 16 mg cohort during dose escalation in four DLT-evaluable patients

•	Backfill enrollment is ongoing in the 16 mg combination cohort

•	Dose escalation is ongoing with continued enrollment in the 24 mg combination cohort

Accelerating Potentially Registration-Enabling Development Plans in Highest Value Indications

•	Initiate potentially registration-enabling trial in non-small-cell lung cancer (“NSCLC”) patients as 2L+ therapy in the first half of 2027

•	Initiate Phase 3 pivotal trial in PDAC patients as first line therapy in 2027

•	Initiate Phase 3 pivotal trial in RAS-mutant NSCLC patients in the second half of 2027 or first half of 2028

[1]	Data cutoff (“DCO”) May 25, 2026
[2]	The uORR8wk is the overall response rate (ORR) (confirmed and unconfirmed responses) for patients who received first dose of ERAS-0015 at least 8 weeks prior to the May 25, 2026 cutoff date
[3]	DCO July 6, 2026

Additional AURORAS-1 Safety Data

The following table summarizes all treatment-related adverse events occurring in 10% or more of patients in the AURORAS-1 trial as of the May 25, 2026 DCO date:

Summary of TRAEs occurring in ≥10% of patients

Patients with RASm NSCLC and PDAC Treated at PAD (16-32mg) ERAS-0015 (N=72)

TRAEs, n (%)	Grade 1	Grade 2	Grade 3[1]	Grade 4	All Grades
Rash[2], n (%)	37 (51)	13 (18)	2 (3)	0	52 (72)
Diarrhea, n (%)	17 (24)	5 (7)	1 (1)	0	23 (32)
Stomatitis, n (%)	9 (13)	3 (4)	2 (3)	0	14 (19)
Nausea, n (%)	9 (13)	1 (1)	0	0	10 (14)
TRAEs leading to dose interruptions, n (%)					9 (13)
TRAEs leading to dose reductions, n (%)					6 (8)
TRAEs leading to dose discontinuations, n (%)					0

[1]

One Grade 3 TRAE of pneumonitis progressed to Grade 5 after withdrawal of supportive care per patient decision. The patient was a 66 year-old male with heavily pretreated metastatic pancreatic adenocarcinoma who received 24 mg of ERAS-0015. The patient had pulmonary metastases, a history of right lung cryoablation and no history of lung radiation. The patient presented to the ER approximately a month after starting ERAS-0015 with Grade 3 pneumonitis that was treated aggressively with immediate discontinuation of ERAS-0015, high dose steroids and infliximab. The patient requested withdrawal of supportive care and ultimately died of the event.

[2]

Rash events are identified using following preferred term rash pustular, rash papular, rash maculo-papular, rash macular, rash, erythema and dermatitis acneiform (uncoded terms rash acneiform and rash, are also included).

Cautionary Note Regarding Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the Company’s expectations regarding the potential therapeutic benefits of its product candidates, including ERAS-0015, and the planned advancement of its development pipeline, including the anticipated timing of data readouts for the AURORAS-1 trial, and the initiation of the clinical trials of ERAS-0015 described in this report, the Company’s expectations that its planned clinical trials will serve as registrational-enabling studies, characterizations of the clinical profile of ERAS-0015, the broad potential of ERAS-0015 to become a foundational therapy for multiple RAS-mutant solid tumors, the potential for ERAS-0015 to be used in combination therapies, the potential for ERAS-0015 to be best-in-class. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the timing of its clinical data readouts, including for the AURORAS-1 trial may be delayed; the Company’s product candidates, including ERAS-0015, may not demonstrate therapeutic benefits that the Company expects; interim, topline and preliminary results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that an unconfirmed partial response to treatment may not ultimately result in a confirmed partial response to treatment after follow-up evaluations; the Company’s approach to the discovery and development of product candidates based on its singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; results from preclinical studies not necessarily being predictive of future results; the

Company’s assumptions around which programs may have a higher probability of success may not be accurate, and the Company may expend its limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; potential delays in the commencement, enrollment, data readout, and completion of clinical trials and preclinical studies; the Company’s dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; the Company’s planned potentially registration-enabling trials may be delayed based on Food and Drug Administration (“FDA”) feedback or requirements, as the FDA retains broad discretion to require additional clinical data prior to the conduct of a registrational trial or submission for regulatory approval; even if the Company’s planned trials are successful, they may not support regulatory approval; unfavorable results from preclinical studies or clinical trials; the inability to realize any benefits from the Company’s current licenses, acquisitions, and collaborations, and any future licenses, acquisitions, or collaborations, and the Company’s ability to fulfill its obligations under such arrangements; regulatory developments in the United States and foreign countries; the Company’s ability to obtain and maintain intellectual property protection for its product candidates and maintain its rights under intellectual property licenses, including its ability to successfully defend against allegations raised by, or any litigation initiated by, Revolution Medicines (“RevMed”) that ERAS-0015 infringes patents held by RevMed or was derived from RevMed trade secrets; the sufficiency of the Company’s cash, cash equivalents, and marketable securities to fund operations; the Company may use its capital resources sooner than it expects; and other risks described in the Company’s prior filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erasca, Inc.

Date: July 13, 2026	By:	/s/ Ebun Garner
Ebun Garner, Chief Legal Officer